EMPLOYMENT AGREEMENT

          Golf Ventures, Inc., a Utah Corporation (the "Company"), agrees to employ Kevin Jackson (Employee) and Employee agrees to accept such employment under the following terms and conditions:

1.       Term of Employment.

         (a) Except for earlier termination as is provided in Section 12 below, employment under this Agreement and the term of this Agreement shall commence on August 10, 1998, with a 90-day trial period (Initial Term), during which time either party may cancel this agreement. The Company will pay 30 days of severance if this Agreement is canceled by the Company during the Initial Term.

         (b) After the Initial Term, this Agreement and employment hereunder shall be renewed automatically for successive terms of one (1) year each (a "Renewal Term"), unless prior to the end of each anniversary, any Renewal Term either party shall have given to the other party at least three months' prior written notice (a "Termination Notice") of termination of this Agreement or Employee shall have exercised his right of termination upon a Change in Control (to the extent applicable) provided for in subsection (a) above. If a Termination Notice is given by either party, (i) the Company shall, without any liability to Employee except as set forth herein, have the right, exercisable at any time after the Termination Notice is given, to elect any other person to the office or offices in which Employee is then serving and to remove Employee from such office or offices, but (ii) all other obligations Employee and the Company have to the other, including the Company's obligation to pay compensation and make available the fringe benefits to which Employee is entitled hereunder, shall continue until the end of the anniversary date.

2.       Compensation

         (a) Employee shall be compensated for performance of obligations under this Agreement at the rate of Eighty Thousand Dollars, ($80,000.00) for the Initial Term, after which time it will increase to Eighty-Five Thousand Dollars, ($85,000.00) per annum and then adjusted to $90,000 after one year of employment.

         (b) Upon ratification of the Company's incentive Stock Option Plan by its shareholders, Employee shall be granted an employment options pursuant to the Plan, paid out as follows: The initial grant shall be for Twenty-Five Thousand (25,000) of the Company's Common Shares, @ $ 0.01 par value, effective August 10, 1998. Following 90 days of employment, another Seventy-Five Thousand (75,000) Common Shares will be issued to employee. The exercise price shall be established for all recipients by the Company's Board of Directors.

3.       Duties.

         (a) During the term of employment hereunder, including any Renewal Term hereof, Employee shall serve, and the Company shall employ Employee, as the Chief Financial Officer, with such duties, title and responsibilities of a similar or greater nature and stature as established standards in the industry. Employee also shall perform such other services and duties consistent with the office or offices in which Employee is serving and its responsibilities as from time to time shall be prescribed by the Board of Directors, and Employee also shall serve, if elected, as an officer and/or director of any of the Company's subsidiaries, in all cases in conformity to the bylaws and the policies of the Board of Directors of each such corporation.

         (b) Employee shall be required to devote substantially all his business time and energies during normal business hours to the business and affairs of the Company and its subsidiaries.

         (c) Employee shall cooperate with the Company, including taking such medical examination as the Company reasonably shall deem necessary, if the Company shall desire or be required (such as pursuant to the terms of any bank loan or any agreement for merger, sale or purchase or any Company medical, disability or life insurance plan) to certify in writing the current state of Employee's physical health. Where reasonably possible, the Company shall cooperate with Employee's request to have such examinations performed by his personal physician or another physician reasonably acceptable to Employee.

         (d) Employee shall be subject to the Company's rules, practices and policies applicable to the Company's senior executive employees, except to the extent the same are inconsistent with any of the express provisions of this Agreement. (e) Employee shall not be required to relocate outside the Orlando, Florida area in order to perform his duties under this Agreement but shall undertake such reasonable business travel as may be necessary to perform said duties (for which Employee shall be reimbursed pursuant to Section 7 below).

4 .      Benefits.

         (a) During the term of this Agreement and any subsequent renewal periods, Company shall provide and pay for Employee's full family coverage of medical and dental insurance. Employee shall have the benefit of and be entitled to participate in such employee benefit plans and programs, including life and disability insurance, pension, saving and other similar plans, as the company now has or hereafter may establish from time to time, and in which Employee would be entitled to participate pursuant to the terms thereof. The foregoing, however, shall not be construed to require the Company to establish any such plans or to prevent the Company from modifying or terminating any such plans, except health insurance, and no such action or failure thereof shall affect this agreement.

         (b) Employee shall be entitled to three (3) weeks of paid vacation each year.

         (c) The Company shall indemnify Employee in the performance of his duties pursuant to the By-Laws of the Company and to the full extent allowed by applicable law, including, without limitation, legal fees.

5.       Change of Control; Severance Pay.

         (a) If Employee elects to terminate this agreement during the Initial Term or any Renewal Term, as a result of a Change of Control of the Company, then within ten business days after the date of such termination date (the "Termination Date") the Company shall pay to Employee an amount in cash (the "Termination Payment") equal to ninety (90) days total compensation, including base salary and all benefits, perquisites and incentive or bonus payments.

         (b) The Employee may elect to continue to be covered by all of the company's life, medical, health, and dental plans for 24 months after such Change of Control termination date at Employee's expense.

         (c) The amounts paid to the Employee hereunder shall be considered severance pay in consideration of the past services he has rendered to the Company and in consideration of his continued service from the date hereof to his entitlement to those payments. Should the Employee actually receive other payments from any such other employment, the payments called for hereunder shall not be reduced or offset by any such future earnings.

         (d) The arrangements called for by this Agreement are not intended to have any effect on the participation in any other benefits available to executive personnel or to preclude other compensation or additional benefits as may be authorized by the Company's Board of Directors from time to time.

6. Working and Other Facilities. During the Initial Term and any Renewal Term, Employee shall be provided with such working facilities and other support services as are suitable to his position and necessary and appropriate for the performance of his duties.

7. Expenses. The Company shall reimburse Employee for all reasonable expenses incurred in connection with the performance of Employee's obligations hereunder, upon the presentation of appropriate substantiation of such expenses and approval thereof by the Compensation Committee in accordance with normal Company expense reimbursement policies, and shall provide Employee with a cellular phone at no cost to Employee.

8.       Confidentiality, Noninterference and Proprietary Information.

         (a) In the course of employment by the Company hereunder, Employee will have access to confidential or proprietary data or information of the Company. Employee shall not at any time divulge or communicate to any person, nor direct any Company employee to divulge or communicate to any person (other than to a person bound by confidentiality obligations similar to those contained herein and other than as necessary in performing duties hereunder) or use to the detriment of the Company or for the benefit of any other person, any of such confidential or proprietary data or information, except to the extent the same becomes publicly known other than through a breach of this Agreement by
Employee. The provisions of this Section 9(a) shall survive employment hereunder, whether by the normal expiration thereof, or otherwise, for as long as such data or information remains confidential. The term "confidential or proprietary data or information" as used in this agreement shall mean data or information not generally available to the public, including personnel information, financial information, customer lists, supplier lists, product and trading specifications, trade secrets, information concerning product and service composition, specifications and formulas, tools and dies, drawing and schematics, manufacturing processes, information regarding operations, systems and services, know how, computer and any other processed or collated data, computer programs, pricing, marketing, sales and advertising data and regulatory compliance information.

         (b) Employee shall not, during the term of this Agreement and for a period of one year after the termination of employment by the Company, for

Employee's own account or for the account of any other person, interfere with the Company's, or its subsidiaries relationship with any of its suppliers or customers or interfere with or hire any of the Company's or its subsidiaries' employees.

         (c) All written materials, records and documents made by Employee or coming into his possession during his employment concerning any products or services, processes or equipment, manufactured, used, developed, investigated or considered by the Company or otherwise concerning the business or affairs of the Company, shall be the sole property of the Company, and upon termination of employment, or upon the reasonable request of the Company during employment, Employee shall promptly deliver the same to the Company. In addition, upon termination of employment, or upon the reasonable request of the Company during employment, Employee shall deliver to the Company all other Company property in his possession or under his control, including confidential or proprietary data or information and all Company credit cards and all equipment and automobiles owned or leased by the Company.

9. Equitable Relief. With respect to the covenants contained in Sections 8 of this Agreement, Employee acknowledges that any remedy at law for any breach of said covenants may be inadequate and that the Company shall be entitled to specific performance or any other mode of injunctive or other equitable relief to enforce its rights thereunder.

10. Earlier Termination: Continued Compensation. Employment hereunder shall terminate prior to the stated expiration date of the Initial Term or, if applicable, the current Renewal Term (the "Stated Expiration Date") on the following terms and conditions:

         (a) This Agreement shall terminate automatically on the date of Employee's death. Notwithstanding the foregoing, the Company shall: (i) continue to make payments to Employee's estate of the Base Salary as then in effect pursuant to this Agreement for six (6) months.

         (b) This Agreement shall be terminated, at the option of the Company, if Employee is unable to perform his duties hereunder for 90 days (whether or not continuous) during any period of 365 consecutive days by reason of physical or mental disability. The disability shall be deemed to have occurred on the 90th day of inability to perform duties due to disability, and notice of termination on account of such disability shall be given (if at all) by the Company within 30 days after that date. Notwithstanding the foregoing, the Company shall: (i) continue to pay Employee's Base Salary as then in effect pursuant to this Agreement (less any amounts paid to Employee pursuant to any disability policy provided by the Company), until six (6) months after such disability, and pay Employee any reimbursable expenses that had been incurred by him and had not been reimbursed as provided herein as of the date of termination due to such disability. Disability as used in this paragraph shall mean any single or series of related physical or mental conditions, illnesses or diseases which, in the opinion of a competent and mutually selected medical specialist in the locale of Employee's residence, independent of Employee and the Company, prevents Employee (as the date of that specialist's examination, which shall not take place until the condition, illness or disease in question shall have continued for at least 90 days) from substantially fulfilling Employee's duties for the Company. No termination for disability shall be effective unless (i) Employee has first received notice in writing of the Company's determination to have him medically examined and such examination has taken place or (ii) Employee has unreasonably delayed, or interfered or refused to cooperate with, the examination process.

         (c) This Agreement shall terminate immediately upon the Company's sending Employee written notice terminating employment hereunder for cause. "Cause" shall mean: (i) conviction of Employee of a felony; (ii) Employee's material breach of any obligations under this Agreement (including voluntary termination by Employee of this Agreement other than at the end of the Initial Term or any Renewal Term or by exercise of Employee's right of termination provided for in Section l(a) hereof) without a material breach by the Company of its obligations hereunder); or (iii) Employee's refusal to perform duties, obligations and responsibilities under this Agreement, or (iv) Employee's gross negligence or willful misconduct with respect to duties or gross misfeasance or gross malfeasance of office.

         (d) This Agreement may not be terminated by the Company except as set forth in paragraphs 11(a), (b) and (c) hereof.

         (e) Upon termination of this Agreement, the Company's obligations hereunder shall cease except as provided in subsections (a) and (b) above and
Section 5 hereof.

11. Entire Agreement: Modification: Construction. The Agreement constitutes the full and complete understanding of the parties, and supersedes all prior agreements and understandings, oral or written, between the parties, with respect to the subject matter hereof. Employee acknowledges that he has (a) carefully read this Agreement, (b) had an opportunity to consult with independent counsel with respect to this Agreement and (c) entered into this

Agreement of his own free will. Employee represents and warrants that he is not a party to, or otherwise bound by, any employment contracts, restrictive covenants or any other contracts preventing the proper performance of duties hereunder. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied or referred to herein and that no other agreement, statement or promise pertaining to the terms of employment by the Company and not contained specifically or referred to in this Agreement shall be valid or binding. This Agreement may not be modified or amended except by an instrument in writing signed by the party against which enforcement thereof may be sought.

12. Severability. Any term or provision of this Agreement that is held to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

13. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach.

14. Notices. All notices hereunder shall be in writing and shall be sent by messenger or by certified or registered mail, postage prepaid, return receipt request, if to Employee, to his residence at, and if to the Company, to 255 South Orange Avenue, Suite 1515, Orlando, Florida 32801.

15. Assignability; Binding Effect. This Agreement shall not be assignable by Employee. This Agreement shall be binding upon and inure to the benefit of Employee, his legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns.

16. Governing Law. All questions pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of Florida without giving effect to the conflicts or choice of law provisions thereof.

17. Arbitration. Any disputes which arise under this Agreement shall be settled by arbitration at Orlando, Florida or a mutually acceptable location pursuant to the rules of the American Arbitration Association.

18. Headings. The headings in this agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this agreement.

19. Counterparts. This agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Executed by the Parties hereto effective as of ___ day of ______________, 199_.


COMPANY:  GOLF VENTURES, INC.
EIN:

By:                                      Employee: Kevin Jackson
   --------------------------
      Warren Stanchina
      President

     Date:                               Signature
                                                   ---------------------------

                                         Date:


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